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EXHIBIT 99.5--FORM OF INSTRUCTIONS FROM BENEFICIAL OWNERS TO BROKERS OR OTHER
NOMINEES

       INSTRUCTIONS FROM BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (accompanying letter from brokers or other nominees to beneficial owners)

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") of Wyndham International, Inc. (the "Company").

  This will instruct you whether to exercise or sell Rights to purchase the Series A Preferred Stock distributed with respect to the Company's Class A Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Wyndham International, Inc. Subscription Warrants."

  box 1. [_] Please do not exercise Rights for shares of the Series A Preferred Stock.

  box 2. [_] Please exercise Rights for shares of the Series A Preferred Stock as set forth below:

     Number of                               Subscription                                      Total
      Shares*                                   Price                                         Payment
     ---------                               ------------                                     -------
                           x                   $100.00                      =                  $

* YOU MAY PURCHASE ONE (1) SHARE FOR EVERY 56.2772 RIGHTS YOU HOLD; ANY RESULTING FRACTIONAL SHARE MUST BE ROUNDED DOWN TO THE NEAREST WHOLE SHARE (OR ANY LESSER NUMBER OF WHOLE SHARES FOR WHICH YOU ENCLOSE PAYMENT).

  box 3. [_] Please SELL Rights.

  box 4. [_] Payment in the following amount is enclosed: $

  box 5. [_] Please deduct payment from the following account maintained by you as follows:

-------------------------------------     -------------------------------------
           Type of Account                             Account No.

Amount to be deducted: $
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Date:           , 1999                    -------------------------------------

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                                                  Signature(s)

                                          Please type or print name(s) below

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